Exhibit 23(ii).1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-80043, 333-93301, 333-32674, 033-83940) of
Internet Commerce Corporation of our report dated March 30, 2000 relating to the financial statements of Research Triangle Commerce, Inc., which appears in the Current Report on Form 8-K of Internet Commerce Corporation dated September 5, 2000.



/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
September 6, 2000